EXHIBIT 24


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Brandon M. Dawson and Edwin J. Kawasaki, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all such person's capacities with HealthCare Capital Corp., an Alberta, Canada corporation (the "Company"), to sign a registration statement on Form SB-2 relating to the registration of the Companys common shares, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of this 7th day of February, 1997.


     SIGNATURE                                            TITLE


/S/ BRANDON M. DAWSON             President and Director
Brandon M. Dawson                 (Principal Executive Officer)

/S/ EDWIN J. KAWASAKI             Vice President, Finance
Edwin J. Kawasaki                 (Principal Financial and Accounting Officer)

/S/ GREGORY FRAZER                Vice President, Business Development
Gregory Frazer, Ph.D.             and Director

/S/ WILLIAM DEJONG                Secretary and Director
William DeJong

/s/ GENE K. BALZER, PH.D.         Director
Gene K. Balzer, Ph.D.

/S/ DOUGLAS F. GOOD               Chairman of the Board and Director
Douglas F. Good

/S/ HUGH T. HORNIBROOK            Director
Hugh T. Hornibrook